As filed with the Securities and Exchange Commission on July 26, 2010

Registration No. 333- 47473

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE PMI GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3199675
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3003 Oak Road, Walnut Creek, California 94597-2098
(Address of Principal Executive Offices) (Zip Code)

THE PMI GROUP, INC. SAVINGS AND PROFIT-SHARING PLAN

(Full titles of the plan)

Andrew D. Cameron
Executive Vice President and General Counsel
The PMI Group, Inc.
3003 Oak Road
Walnut Creek, California 94597-2098
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (925) 658-7878

Copy to:

John E. Aguirre, Esq.
Wilson Sonsini Goodrich & Rosati, PC
650 Page Mill Road
Palo Alto, California 94304-1050

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

The PMI Group, Inc. Savings and Profit-Sharing Plan

On March 6, 1998,  The PMI Group, Inc. (the “Company”) registered 50,000 shares of its common stock (“Shares”) for investment by participants, and an indeterminate number of plan interests, under The PMI Group, Inc.  Savings and Profit-Sharing Plan (the “Plan”).  The registration covered 100,000 additional Shares (and related plan interests) that became issuable as a result of a 3 for 2 stock split on August 16, 1999 and a 2 for 1 stock split on June 17, 2002.

Effective June 30, 2009, the fiduciary committee that administers the Plan discontinued offering Shares for investment by participants in the Plan.

In accordance with the undertakings made by the registrant in the registration statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration all Shares and related plan interests previously registered but unsold under the registration statement, and terminates the registration.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

24.1	Power of Attorney of Directors (included with signatures on page 2).

24.2	Power of Attorney of Plan Committee.

SIGNATURES AND POWERS OF ATTORNEY

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on the 26th day of July, 2010.

THE PMI GROUP, INC.
(Registrant)

/s/ L. Stephen Smith______

L. Stephen Smith
Chairman of the Board and
Chief Executive Officer

The officers and directors of The PMI Group, Inc., whose signatures appear below, hereby constitute and appoint Andrew Cameron and Thomas H. Jeter, and each of them, their true and lawful attorneys and agents, with full power of substitution and re-substitution, each with power to act alone, to sign and execute on behalf of the undersigned this post-effective amendment to the registration statement on Form S-8 (including any further amendment or amendments, and any supplement or supplements), and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
Principal Executive Officer: /s/ L. Stephen Smith L. Stephen Smith	Chairman of the Board and Chief Executive Officer	July 26, 2010
Principal Financial Officer: /s/ Donald P. Lofe, Jr. Donald P. Lofe, Jr.	Executive Vice President, Chief Financial Officer and Chief Administrative Officer	July 26, 2010
Principal Accounting Officer: /s/ Thomas H. Jeter Thomas H. Jeter	Group Senior Vice President, Chief Accounting Officer and Corporate Controller	July 26, 2010

Directors:

Signature	Title	Date
/s/Carmine Guerro Carmine Guerro	Director	July 26, 2010
/s/Wayne E. Hedien Wayne E. Hedien	Director	July 26, 2010
/s/Louis G. Lower II Louis G. Lower II	Director	July 26, 2010
/s/Raymond L. Ocampo Jr. Raymond L. Ocampo Jr.	Director	July 26, 2010
/s/John D. Roach John D. Roach	Director	July 26, 2010
/s/L. Stephen Smith L. Stephen Smith	Director – Chairman of the Board	July 26, 2010
/s/José H. Villarreal José H. Villarreal	Director	July 26, 2010
/s/Mary Lee Widener Mary Lee Widener	Director	July 26, 2010
/s/Ronald H. Zech Ronald H. Zech	Director	July 26, 2010

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on the 26th day of July, 2010.

THE PMI GROUP, INC. SAVINGS AND PROFIT-SHARING PLAN

By____/s/ Charles Broom__________________
Charles Broom
Senior Vice President, Human Resources

EXHIBIT INDEX

24.1	Power of Attorney of Directors (included with signatures on page 2).

24.2	Power of Attorney of Plan Committee.